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                                                                 Exhibit 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8: No. 33-72970, No. 33-82452, No. 33-93092, No. 333-21587,
No. 333-18407 and No. 33-25459) pertaining to the 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Key Executive Stock Option Plan, 1993 Employee Qualified Stock Purchase Plan, 1994 Outside Director Stock Option Plan, SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, 1996 Supplemental Stock Plan and 1997 Stock Option Plan, and in the Registration Statement (Form S-3,
No. 333-22907) of our reports, dated January 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Quickturn Design Systems, Inc. as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in this Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.

San Jose, California
March 27, 1998